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                                                                   Exhibit 99(k)

                                                    PRESS
                                                    RELEASE
                                                    Contact: Dennis Beaulieu
                                                    (603) 640-2206


                            UPDATE ON CGU ACQUISITION


HAMILTON, Bermuda, February 20, 2001 -- White Mountains announced today that it has reached agreement with CGNU plc regarding certain modifications to their stock purchase agreement dated September 25, 2000, relating to White Mountains' purchase of CGNU's U.S. property and casualty operations, CGU.

As a result of an analysis of the reserve position of CGU as part of its year-end financial close, CGU strengthened its December 31, 2000 reserves and purchased reinsurance to provide some protection against further adverse developments. These actions led to the modifications to the stock purchase agreement in order to facilitate timely satisfaction of the conditions to the transaction. The principal changes to the agreement include $200 million of pre-closing adjustments to be borne by CGNU, an increase of $50 million in the amount of the portion of the purchase price represented by the seller note, certain favorable changes in the terms of the seller note, an increase of at least $125 million in White Mountains' equity investment in the CGU acquisition company and the purchase of reinsurance coverage at closing to further protect CGU's reserves.

As before, the transaction is subject to regulatory and other customary approvals, including receipt of funding under White Mountains' financing commitments. Lehman Brothers, who is arranging the senior bank financing, has reaffirmed its commitment to provide the senior bank financing, although the terms of such financing have been modified in light of the amendment to the stock purchase agreement, including a reduction of the aggregate principal amount of the facilities to $875 million. White Mountains will use existing resources and commitments to complete the acquisition. The terms of the equity financing commitments that White Mountains had received have not changed. White Mountains remains enthusiastic and committed to the transaction and expects that it will close in April 2001.

White Mountains is a Bermuda-domiciled financial services holding company traded on the New York Stock Exchange under the symbol WTM. Additional financial information and other items of interest are available at the company's web site located at www.whitemountains.com. Copies of the amendment to the stock purchase agreement and the summary of the terms and conditions of the modified Lehman financing commitment will be filed with the Securities and Exchange Commission on a Form 8-K.

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CORPORATE HEADQUARTERS:
WHITE MOUNTAINS INSURANCE GROUP, LTD.
12 CHURCH STREET, SUITE 322
HAMILTON,  HM 11   BERMUDA 441-296-6011


EXECUTIVE OFFICES:
WHITE MOUNTAINS INSURANCE GROUP, LTD.
80 SOUTH MAIN STREET, HANOVER,  NH   03755
PH:  603-643-1567   *   FAX:  603-643-4562



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SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release contains forward looking statements within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. White Mountains cautions that a number of important factors could cause actual results to differ materially from the plans, objectives, expectations, estimates and intentions expressed in forward-looking statements made by White Mountains. These factors include: (i) competitive forces, including the conduct of other property and casualty insurers and reinsurers,
(ii) changes in domestic or foreign laws or regulations applicable to White Mountains, its competitors or its clients, (iii) an economic downturn or other economic conditions (such as a rising interest rate environment) adversely affecting White Mountains' financial position, (iv) loss reserves established by White Mountains subsequently proving to have been inadequate and (v) the failure of the acquisition of CGU to be consummated. White Mountains cautions that the foregoing list of important factors is not exhaustive. In any event, such forward-looking statements made by White Mountains speak only as of the date on which they are made, and White Mountains does not undertake any obligation to update or revise such statements as a result of new information, future events or otherwise.


--------------------------------------------------------------------------------
CORPORATE HEADQUARTERS:
WHITE MOUNTAINS INSURANCE GROUP, LTD.
12 CHURCH STREET, SUITE 322
HAMILTON,  HM 11   BERMUDA 441-296-6011


EXECUTIVE OFFICES:
WHITE MOUNTAINS INSURANCE GROUP, LTD.
80 SOUTH MAIN STREET, HANOVER,  NH   03755
PH:  603-643-1567   *   FAX:  603-643-4562